Exhibit 10.26

SERVICE LEVEL AGREEMENT

BETWEEN

THE LIMPOPO PROVINCIAL GOVERNMENT IN ITS
DEPARTMENT OF HEALTH AND SOCIAL
DEVELOPMENT

Represented by MR. MOFFAT MOGANE in his capacity as Acting Head of DEPARTMENT of Health and Social Development (Hereinafter referred to as “the DEPARTMENT”) and duly authorised by the Director-General of the Limpopo Provincial Government

and

CASH PAYMASTER SERVICES (NORTHERN) (PTY LTD

Represented by DR. SERGE BELAMANT in his capacity as Chief Executive Officer (hereinafter referred to as “the SERVICE PROVIDER”) and duly authorised.

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1.	PREAMBLE

Whereas the DEPARTMENT has been necessitated to enter into an urgent interim agreement following the court order setting aside the contract for the payment of social security grants between the DEPARTMENT and Cash Paymaster Services (Northern) Proprietary Limited, and having given due consideration to all alternatives to remedy the emergency situation that has arisen within the Province -

1.1	The DEPARTMENT wishes to enter into a service level agreement with the SERVICE PROVIDER to ensure that the beneficiaries’ constitutional right to social assistance is not violated.

1.2	The SERVICE PROVIDER agrees to render payment services to the beneficiaries of pensions and grants on behalf of the DEPARTMENT at Pay Points and / or Participating Merchants.

1.3	Payments of pensions and grants currently made by the South African Post Office and Banks are excluded.

1.4	The number of beneficiaries currently serviced is 923,704, allocated to 2 135 Pay Points.

THEREFORE the PARTIES wish to record in writing their agreement relating to the aforementioned and matters incidental thereto.

2.	INTERPRETATION AND DEFINITIONS

In this Agreement and in the annexures hereto-

2.1	clause headings are for convenience and are not to be used in their interpretation;

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2.2	unless the context indicates a contrary intention, but not limited to, an expression which denotes-

2.2.1	any gender includes the other gender;

2.2.2	a natural person includes a juristic person and vice versa;

2.2.3	the singular includes the plural and vice versa;

DEFINITIONS

“account”

means smart card based account that does not require the maintenance of any minimum balance therein and free of any bank charges or costs, opened by the SERVICE PROVIDER in the name of each grant beneficiary;

Act”	means Social Assistance Act 1992 (Act 59 of 1992) as amended or substitute legislation;

“AFIS”	means Automated Fingerprint Identification System;

“Agreement” and
this Agreement”	means this agreement and its annexures;

“Biometric identification”	means the identification of a person by using Automated Fingerprint Identification System (AFIS) computer technology to identify each beneficiary;

“Biometric verification”	means the verification of each beneficiary at the Pay Points by using computer technology to verify the relationship between a beneficiary and his / her

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fingerprints already captured previously during bulk enrolment;

“Biometric Identification and Verification Software and Procedures”

means the procedures that are used to verify that a beneficiary’s or procurator’s fingerprints match those that have been stored on the smart card issued to the beneficiary or his / her procurator during bulk or on-going registration and the software developed by the SERVICE PROVIDER that allows verification to take place, namely, the reading of a fingerprint template from the smart card, the forwarding of this template to the fingerprint reader selected by the SERVICE PROVIDER and the response from the reader, which indicates the acceptance or the rejection of the template submitted. Proprietary matching algorithms that belong to the manufacturer of the selected reader and any other non-related software are excluded;

“Business day”	means any day other than Saturday or Sunday or Official public holiday;

“Completion date”	the date on which this contract terminates, being 31 December 2006 or any later date, to coincide with the implementation of the National tender;

“Confidential Information”

means all confidential data whether of a historical, current or future nature irrespective of whether it is stored, recorded or embodied in a hand written, printed, visual, electronic, audible or other format or medium, and belonging to, created by, in the possession or under the control of the PARTIES

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individually. For the purpose of this agreement “information” shall include, without limiting its ordinary meaning, data, codes, letters, telefaxes, telegrams, faxes, agreements, specifications and strategic plans;

“Contract Manager”

means a designated employee of each party, whose responsibility is to ensure that each party complies with its contractual obligations in terms of this Agreement and who is responsible to develop the service level reports;

“Disclose”	means the direct or indirect use, dissemination, publication, transference or transmission of confidential information, in any manner or form whatsoever, and “disclosure” has a corresponding meaning;

“District and sub-district”	means the pension district more fully described in Annexure “A” hereto;

“District officer”	means a person appointed by the DEPARTMENT as a district pension officer for a particular district and / or as district allowance officer for a particular district;

“Commencement date”	24 March 2006;

“Head of Department”	means the Head of the Department of Health and Social Development, or the acting Head of the Department of Health and Social Development, as the case may be;

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“Identity Number”	means 13 (thirteen) digit, bar coded number for personal identification issued by the Department of Home Affairs’

“Month”	means a period of one calendar month commencing with the first day of that month;

“Merchant Acquiring”	the alternative payment solution whereby social grant beneficiaries can utilise their smart cards at Participating Merchants to load their grants, spend and / or make cash withdrawals;

“Participating Merchants”	merchant stores appointed by the SERVICE PROVIDER that have installed the Merchant Acquiring solution;

“PARTIES”	means Cash Paymaster Services (Northern) (Proprietary) Limited and the DEPARTMENT;

“Pay Days”	means those days agreed upon between the PARTIES on which the withdrawal of grants or allowances must be made by the beneficiaries at the Pay Points;

“Pay Points”	means the designated places for the payment of grants and allowances by the SERVICE PROVIDER as set out in Annexure B;

“Pay Times”

means the times between 08h00 and 15h00 agreed upon between the PARTIES during which beneficiaries and/or procurators who have been identified by the DEPARTMENT in accordance with the provisions of this Agreement and registered by the SERVICE PROVIDER in

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accordance with the provisions of this Agreement, will be paid;

“Procurator”

means a person who is entitled to withdraw a social grant on behalf of a beneficiary as provided for by the Act. Both the DEPARTMENT and the SERVICE PROVIDER should duly register this person as provided for in clause 32;

“Province”	means the Province of Limpopo;

“Service Level Reports”

means service level reports as set out in a separate document required from both PARTIES which are regarded as a management tool and framework on which to base, evaluate and assess the performance criteria in each of the functional areas of the social grants payment service as specified in the contract as per Clause 33;

“Prime Rate”

means the basic annual rate of interest quoted and levied from time to time by bankers as appointed by the DEPARTMENT from time to time, on the unsecured overdrawn current accounts of its most favoured corporate customers in the private sector, as certified by a certificate issued by any director or manager of that bank (whose authority or appointment or qualification it must not be necessary to prove) calculated on the daily balance and capitalised monthly in arrears, such certificate constituting prima facie proof of such rate in the event of a dispute;

“Registration”	means the process to capture fingerprints of four fingers, two from each hand, of each beneficiary

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and / or his / her procurator in the Province using the AFIS computer technology (these fingerprints will be used for Biometric verification of each beneficiary);

“Services”

means the services the SERVICE PROVIDER shall provide to the DEPARTMENT in terms of this Agreement, and shall include but not limited to registration, issuing of smart cards, replacement of lost smart cards, security at Pay Points and payment of grants;

“SOCPEN Payment File”	means the electronic data fle provided by the State Information Technology Agency (SITA), that contains the details of all beneficiaries to be paid during a payment cycle;

“Steering Committee”	means a committee referred to in clause 7.2;

INTERPRETATION

2.3

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in definition clause, effect shall be given to it as if it were a substantive provision in the body of this Agreement;

2.4

when any number of days is prescribed in this Agreement, they must be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday; where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail; expressions defined in this Agreement shall bear

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the same meanings in schedules and appendices or annexures to this Agreement that do not themselves contain their own definitions;

2.5

all schedules, appendices and annexures to this Agreement shall be deemed to have been expressly incorporated into and form an integral part of this Agreement and as such each reference herein to this Agreement shall be deemed to include a reference to all such schedules, appendices and annexures;

2.6

where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that term has not been defined in this interpretation and definitions clause;

2.7	a reference to a party includes that party’s successors in title and permitted assigns;

2.8	any reference to an enactment is to that enactment, as amended, as of the date of signature thereof, and as amended or re-enacted from time to time;

2.9

the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provided that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this: Provided that if either it be expressly so provided without agreement as to the termination of such a continuation or if there be no provision allowing for a continuation, a provision that continues to operate by virtue of this clause shall cease to do so after a reasonable time;

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2.10	the rule of construction that the contract be interpreted against the party responsible for the drafting or preparation of the agreement shall not apply.

3.	APPOINTMENT OF THE SERVICE PROVIDER

3.1

In accordance with the award of this contract to the SERVICE PROVIDER, the DEPARTMENT hereby appoints the SERVICE PROVIDER, which hereby accepts the appointment to provide the Services in accordance with the terms of this Agreement.

3.2	Notwithstanding the date of signature of this Agreement, all rights and obligations arising from this Agreement must be deemed to have come into operation on the Commencement date.

3.3

Neither the appointment of the SERVICE PROVIDER in Clause 3.1 nor anything in this Agreement shall give rise to or be construed as giving rise to an employer- employee relationship between the PARTIES nor that of principal and agent, nor shall it give rise to a joint venture nor an agreement of partnership between the PARTIES, nor shall it give rise to a labour broking agreement.

3.4

Notwithstanding anything to the contrary contained herein, the PARTIES acknowledge that neither of the PARTIES has any authority whatsoever to represent or to bind the other in any capacity whatsoever. In particular, but without limiting the generality of the aforegoing, neither of the PARTIES must be entitled to conclude any contract or sign any document on behalf of the other party, or in any way bind the other party’s performance, variation, release or discharge of any obligation.

3.5	Neither of the PARTIES must acquire any rights, title or interest of any kind in any brand name or trademark of the other party or any of

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the other’s subsidiaries. All the PARTIES hereby acknowledge such rights, title or interest to be the sole and exclusive property of the other or such subsidiary as the case may be (“the owning party”). If called upon to do so by the owning party, the party or PARTIES called upon shall sign a user agreement in respect of any such brand name or trademark.

3.6	The SERVICE PROVIDER shall transfer to the card account of the beneficiary, the monies due to him / her in full, as per the SOCPEN Payment File, without making any deductions whatsoever.

4.	EXCLUSIVITY

4.1	The SERVICE PROVIDER shall be exclusively entitled to and shall provide the Services to the DEPARTMENT as per this Agreement.

4.2	The DEPARTMENT shall be entitled to demand from the SERVICE PROVIDER to deliver Services as per this Agreement.

5.	THE SERVICES

The SERVICE PROVIDER shall, in return for fees charged, render to the DEPARTMENT the Services, from the Commencement date in accordance with the provisions of this Agreement.

6.	AMENDING THE SCOPE OF SERVICES

6.1	Amendments by the PARTIES to this contract to the scope of the Services shall be made subject to the DEPARMENT’s approval and in accordance with the following procedure:

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6.1.1	either party may propose to the other party in writing that the scope of the Services should be amended and shall describe the nature of the proposed amendment;

6.1.2.	the proposal shall be accompanied by reasons explaining the need for the amendment;

6.1.3	the other party may within fourteen (14) working days request an amplification of the reasons provided in accordance with clause 6.1.2;

6.1.4	the PARTIES shall consult in good faith regarding the nature, scope and implementation of the amendment;

7.	CONTRACT MANAGEMENT

7.1	Contract Managers

7.1.1.

The PARTIES shall within ten (10) days of signature of this Agreement, each appoint a Contract Manager whose responsibility must be to ensure that the responsibilities of the party appointing such manager outlined in this Agreement are carried out. The manager for the DEPARTMENT shall be the manager responsible for Social Security in the DEPARTMENT and the manager for the SERVICE PROVIDER shall be the Provincial Co-ordinator.

7.1.2	The two Contract Managers shall communicate on an ongoing basis, but at least monthly, to discuss the provision of the Services and any issues that may arise.

7.1.3	The Contract Managers shall maintain minutes of their meetings and shall send copies to the Steering Committee.

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7.1.4	The Contract Managers are responsible for monitoring the provision of Services in accordance with the service level reports and for the general management of this Agreement.

7.2	The Steering Committee is hereby established. The Steering Committee shall comprise of:

7.2.1	The Senior General Manager responsible for Social Development (chairperson).

7.2.2	The Chief Financial Officer of the DEPARTMENT;

7.2.3	The Head of Social Security;

7.2.4	The Senior Manager responsible for Provisioning and Contract Management in the DEPARTMENT;

7.2.5	The Senior manager responsible for Grants Administration in Social Security;

7.2.6	The Contract Manager for the SERVICE PROVIDER and not more than three (3) representatives

7.3	The Steering Committee shall meet at least quarterly to evaluate performance of Services in terms of this Agreement and any other related issues.

7.4	The management committee shall meet on a monthly basis and shall consist of :

7.4.1	The Head of Social Security (Chairperson)

7.4.2	Senior Managers Social Security

7.4.3	Managers in Social Security

7.4.4	District Managers

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7.4.5	SERVICE PROVIDER’s Branch Managers

7.4.6	Two Contract Managers

7.5	District committees shall meet on a monthly basis and shall comprise of :

7.5.1	District Manager (Chair)

7.5.2	SERVICE PROVIDER’s Branch Manager

7.5.3	Sub-district managers

8.	DURATION, TERMINATION AND BREACH

8.1

This Agreement shall endure until the Completion date, unless terminated in accordance with the provisions of this Agreement. The DEPARTMENT shall give the SERVICE PROVIDER notice by 30 September 2006 if the Completion date will be later than 31 December 2006.

8.2

Should either party commit a material breach of any of the provisions of this Agreement, the aggrieved party shall be obliged to give the other party 30 (thirty) working days written notice to remedy the breach. If the guilty party fails to comply with such notice or where the breach cannot be remedied within 30 (thirty) working days or fails within such period to initiate such steps towards remedying such breach as must be reasonable in the circumstances and fails to proceed to remedy such breach, or is incapable of being remedied, then and only in such events the aggrieved party shall be entitled to:

8.2.1	Cancel this Agreement and / or

8.2.2

Claim specific performance from the other party of all its outstanding obligations, in either instance and without prejudice to such other rights as the aggrieved party may have in law arising out of such

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breach, such party may not cancel this Agreement unless the breach is a material breach going to the essence of this Agreement and is incapable of being remedied.

9.	WARRANTIES

9.1	The SERVICE PROVIDER hereby represents and warrants to the DEPARTMENT that:

9.1.1	it has full power and authority to enter into, legally bind itself by, and perform its rights and obligations under this Agreement;

9.1.2	This Agreement has been duly authorised and executed by it and constitutes a legal, valid and binding set of rights and obligations on it; and

9.1.3

To the best knowledge of the SERVICE PROVIDER, the execution and performance of this agreement does not constitute a violation of any statute, judgement, order, decree or regulation or rule of any court, competent authority or arbitrator of competent jurisdiction applicable or relating to it, its assets or its business, or its memorandum, articles of association or any other documents or any binding obligation, contract or agreement to which it is a party or by which it or its assets are bound.

9.2	The DEPARTMENT hereby represents and warrants to SERVICE PROVIDER that:

9.2.1	it has full power and authority to enter into, legally bind itself by, and perform its rights and obligations under this Agreement;

9.2.2	this Agreement has been duly authorised and executed by the DEPARTMENT;

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9.2.3

to the best knowledge of the DEPARTMENT, the execution of this Agreement does not violate any judgement or order of any court, competent authority or arbitrator of competent jurisdiction applicable in relation to the DEPARTMENT or the existing assets of the DEPARTMENT;

9.2.4	it has the legal capacity and authority to appoint the SERVICE PROVIDER as a service provider on the basis set out in this Agreement

9.3

It is expressly agreed between the PARTIES that each warranty and each representation given by both of them in this Agreement are material to this Agreement and have induced them to conclude this Agreement.

9.4	Only the warranties or representations which are set forth in this Agreement shall be binding on either party.

9.5	SERVICE PROVIDER guarantees:

9.5.1	The SERVICE PROVIDER guarantees that it can deliver the Services according to the terms and conditions as stipulated in this Agreement.

9.5.2	The SERVICE PROVIDER shall provide backup to ensure performance in all respects as per this Agreement.

9.5.3

The SERVICE PROVIDER shall ensure data integrity, accessibility and systems continuity by making appropriate backups and depositing the Biometric Identification and Verification Software and Procedures with Escrow as per clause 33.1

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10.	DISPUTE RESOLUTION

10.1	The PARTIES agree that it is in their best interest to resolve any matters of disagreement before resorting to available legal remedies.

10.2

The PARTIES agree that the two Contract Managers shall attempt to resolve all issues involved in the administration of this Agreement. If the two Contract Managers are unable to reach a resolution within seven (7) working days, the Chief Executive Officer of the SERVICE PROVIDER and the Head of the DEPARTMENT shall attempt to reach an acceptable resolution.

10.3

In the event that the Chief Executive Officer of the SERVICE PROVIDER and the Head of the DEPARTMENT reach an impasse after fourteen (14) working days of referral of the dispute, the aggrieved party will notify the other party in writing within seven (7) days of the nature and cause of the dispute.

10.4	The party notified of the dispute shall have twenty one (21) working days to rectify the cause.

10.5	If party notified of a dispute fails to rectify the cause of the dispute, the aggrieved party may refer the dispute to arbitration.

11.	ARBITRATION

11.1	A dispute which arises in regard to-

11.1.1	the interpretation of;

11.1.2	the carrying into effect of;

11.1.3	either of the party’s rights and obligations arising from:

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11.1.4	the termination or purported termination of or arising from the termination of; or

11.1.5

the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement, or on any matter in terms of which this Agreement requires agreement by the PARTIES (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction) must be submitted to and decided by arbitration, provided that it has first been negotiated in terms of clause 11 above, and is not subject to any process or remedy in this Agreement that is not compatible with arbitration.

11.1.6	The arbitration shall be held at Polokwane

11.1.7

with only the legal and other representatives of the parties to the dispute present threat; mutatis mutandis in accordance with the provisions of the Supreme Court Act 59 of 1959 as amended, the rules made in terms of that Act and the practice of the High Court of South Africa and in terms of the Arbitration Act, No. 42 of 1965, it being the intention that the arbitration must be held and completed as soon as possible.

11.2	The arbitrator must be, if the matter in dispute is principally-

11.2.1	a legal matter, a practising advocate or attorney of at least 5 (five) years’ standing;

11.2.2	an accounting matter, a practising chartered accountant of at least 5 (five) years’ standing;

11.2.3	any other matter, any independent person, agreed upon between the PARTIES.

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11.3	Should the PARTIES to the dispute fail to agree whether the dispute is principally a legal, accounting or other matter, the matter must be deemed to be a legal matter.

11.4

Should the PARTIES fail to agree on an arbitrator within 3 (three) working days of a request by either party, the arbitrator shall be appointed at the request of either party to the dispute by the President for the time being of the law Society of the Northern Provinces (or its successor).

11.5	The decision of the arbitrator shall be final and binding on the PARTIES to the dispute and may be made an order of the court at the instance of either of the PARTIES to the dispute.

11.6	The decision of the arbitrator shall be recorded in writing.

11.7	This clause shall not preclude either party from obtaining interim relief from the High Court of South Africa pending the resolution of the deadlock or dispute by the PARTIES.

11.8	The provisions of this clause:

11.8.1

constitute an irrevocable consent by the PARTIES to any proceedings in terms hereof and no party shall be entitled to withdraw there from or claim at any such proceedings that it is not bound by such provisions; and

11.8.2	are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity of any provision of this Agreement.

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12.	REGISTRATION

12.1	Standards

12.1.1

The SERVICE PROVIDER’s system shall cater for the registration of all beneficiaries and procurators as defined by SOCPEN receiving payment (excluding beneficiaries receiving payment at banks and post offices).

12.1.2

The SERVICE PROVIDER shall register beneficiaries from computerised lists supplied by the DEPARTMENT through the SOCPEN file. The DEPARTMENT shall have final approval rights on all beneficiaries so registered.

12.1.3

The SERVICE PROVIDER shall perform enrolment of biometric and other data for the beneficiaries, including fingerprints (four fingers, two from each hand, for each beneficiary) in accordance with clause 12.2.

12.1.4	The SERVICE PROVIDER shall perform live scanning of four fingers, two from each hand. Image files must comply with an acceptable international format.

12.1.5	The SERVICE PROVIDER shall utilise enrolment workstations at all Pay Points during registration.

12.1.6	Ownership of the registration equipment and systems remains with the SERVICE PROVIDER.

12.1.7	The SERVICE PROVIDER shall not use fingerprint or other data belonging to the DEPARTMENT for any other purpose unless agreed to by the DEPARTMENT.

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12.1.8

When the system as described in clause 13.1.2 of this Agreement is made available for use to the SERVICE PROVIDER, the SERVICE PROVIDER shall ensure that only one ID number relates to a set of fingerprints by the methods described in paragraph 14.1.2 of this Agreement.

12.1.9	The SERVICE PROVIDER shall store the identification records, to which the DEPARTMENT will have access on request (at no additional cost).

12.1.10	All information and data are the DEPARTMENT’s property at all times and must be transferred (in a format and process mutually agreed upon by the PARTIES) to the DEPARTMENT on expiry of the contract.

12.1.11	The SERVICE PROVIDER must with regard to registration provide beneficiaries and procurators with smart cards at Pay Points during payment at no additional cost.

12.2	Procedures

12.2.1

The SERVICE PROVIDER’s registration workstations must have full capacity to take fingerprints and capture data required by SOCPEN. Any other data required by the DEPARTMENT can be collected as agreed to by the PARTIES.

13.	CLEAN - UP OF DATABASE

13.1	Standard

13.1.1	The SERVICE PROVIDER shall provide an AFIS component as part of the enrolment technology to ensure that any individual, recognised

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by means of fingerprints, will have only one identity in the pensions system.

13.1.2

The SERVICE PROVIDER’s system shall at all times ensure that no duplicate registration exists in the DEPARTMENT’s pension system. This shall be achieved by the SERVICE PROVIDER utilising the system being developed by Home Affairs (HANIS) through which one to many or many to one searches can be performed. These searches must be conducted at the request of the DEPARTMENT and under the arrangement agreed to between the DEPARTMENT and Home Affairs. The cost of such searches, if any, must be for the account of the DEPARTMENT.

13.2	Procedures

13.2.1	The SERVICE PROVIDER shall, upon written instruction from the DEPARTMENT, use AFIS biometric identification technology to identify duplicates as per 13.1.2 above.

14.	AUTOMATED PAYMENT SYSTEM USING BIOMETRICS

14.1	Standards

14.1.1	Biometric verification shall be the only method used during payment to verify the beneficiaries.

14.1.2	Payment to beneficiaries shall be provided through the existing mobile and portable pay stations or similar equipment.

14.1.3

Pay Points shall be specified by the DEPARTMENT and registered on SOCPEN. The DEPARTMENT shall allocate pensioners to SOCPEN Pay Points. The creation or change of any Pay Points shall only be considered after full consultation between the affected

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community, the SERVICE PROVIDER and the DEPARTMENT, which retains the right of final approval.

14.1.4	The PARTIES shall agree upon the payment dates and times six (6) months in advance. Adjustments due to unforeseen reasons can be agreed to by the PARTIES.

14.1.5

The SERVICE PROVIDER shall be able to pay the beneficiary at Pay Points within his / her district on or subsequent to the official payment date having elapsed but prior to the official SOCPEN cut-off date for that month where possible. Where possible, beneficiaries shall be paid at Participating Merchants prior to the official SOCPEN cut-off date.

14.1.6	The SERVICE PROVIDER shall not override the payment system except in cases as dealt with under clause 14.2.2.

14.1.7

The SERVICE PROVIDER shall only effect retrospective payments exceeding Four Thousand Rands (R4,000.00) subject to written approval of the designated DEPARTMENT officer. (SERVICE PROVIDER to print exceptions report of all these payments upon request by the DEPARTMENT).

14.2	Procedures

14.2.1	The SERVICE PROVIDER shall pay all beneficiaries who can be biometrically verified.

14.2.2

In addition to 14.2.1 the SERVICE PROVIDER shall, where false rejection of fingerprints occur, pay the beneficiary on the presentation and identification of a valid South African identity document subject to written approval and positive identification by the DEPARTMENT’s designated official. A copy of this approval to be retained by the authorising official.

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14.2.3

On a monthly basis, the Contract Manager of the SERVICE PROVIDER shall provide the DEPARTMENT with a list of beneficiaries paid manually, the electronic rejected beneficiaries, and the name of the DEPARTMENT’S authorising official. The DEPARTMENT shall request the information as specified on a monthly basis.

14.2.4	The DEPARTMENT shall provide a minimum of one (1) DEPARTMENT official per the SERVICE PROVIDER’s payment team as help desk officials to handle DEPARTMENT related queries from beneficiaries.

14.2.5	The equipment used for payment must be accessible to beneficiaries with disabilities.

14.2.6	Ownership of the automated payment equipment and systems remains with the SERVICE PROVIDER.

15.	REGISTRATION OF NEW SOCIAL BENEFICIARIES

15.1	Once the registration process had been completed in a district, the SERVICE PROVIDER shall enrol new applicants for social benefits on a one-stop-enrolment basis at the venues as listed in Annexure A.

15.2

The SERVICE PROVIDER’s registration workstations shall have full capacity to take fingerprints and capture data required by SOCPEN. Any other data required by the DEPARTMENT can be collected as agreed upon by the PARTIES.

15.3	From time to time the Contract Managers of the PARTIES shall meet to agree on the amendments on the timetable and venues where the SERVICE PROVIDER shall provide workstations for registration.

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15.4	Ownership of the registration equipment and systems remains with the SERVICE PROVIDER.

16.	PROVISION OF SECURITY SERVICES

16.1

Upon the receipt of and signature for the cash at the nominated cash depots of the SERVICE PROVIDER, the SERVICE PROVIDER shall be responsible for the provision of adequate security for cash in transit and for securing all resources and the beneficiaries and personnel at Pay Points.

16.2

The SERVICE PROVIDER shall deploy five (5) guards of B & C grade at high-risk Pay Points and five (5) guards of C & D grade at lower risk areas as determined by the SERVICE PROVIDER’s managers from time to time.

16.3

The SERVICE PROVIDER must where necessary and at its own cost, source the required guards from a reputable and SIRA (Security Industry Regulatory Authority) accredited security company in the Limpopo Province to deliver the guarding service at Pay Point level.

16.4	Where a Pay Point is fenced, the SERVICE PROVIDER shall ensure that non-beneficiaries / vendors are restricted to at least ten (10) metres outside the fence.

16.5	In situations where the Pay Point is not fenced, the SERVICE PROVIDER shall ensure that non-beneficiaries / vendors are restricted to at least twenty (20) metres away from the workstation.

16.6	The SERVICE PROVIDER shall ensure that the requirement in respect of restricted access to the Pay Point by vendors, hawkers, etc. as stated above is adhered to.

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16.7	The DEPARTMENT must co-ordinate with South African Police Services and Traffic department to patrol and be visible within the area where payment is taking place.

17.	ADMINSTRATION AND SUPPORT SERVICES

17.1	Transfer of Data and/or Information

17.1.1	Standards

17.1.1.1	The SERVICE PROVIDER shall operate the automated cash payment system from their existing central facility.

17.1.1.2

The central facility must function as the only electronic gateway between the National Department of Social Development and the SERVICE PROVIDER. This facility shall be protected by twenty four (24) hour security and shall have access control and shall have twenty four (24) hour standby power supply.

17.1.1.3	The SERVICE PROVIDER shall ensure electronic interfaces between its systems with the National Department of Social Development social security system (currently SOCPEN).

17.1.1.4	Procedures shall ensure adequate control and shall conform to the Regulations as of the Public Finance Management Act as amended and to good management principles

17.1.1.5	The SERVICE PROVIDER shall reconcile payment information on a daily basis indicating the total number of people paid per grant type, pay point, sub-district, and district on a daily basis. .

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17.1.1.6	The SERVICE PROVIDER shall make reconciled payment information electronically accessible to the DEPARTMENT as part of this service level agreement at no additional cost.

17.1.1.7	Reconciled information shall be transferred back to the National Department of Social Development computer system on dates specified in the SOCPEN cut-off schedule.

17.1.1.8

The SERVICE PROVIDER shall ensure timeous transfer and recovery of reconciliation data for its own purpose and so that reports can be rendered to the DEPARTMENT at most two days after the end of the payment period.

17.1.1.9	Format of the relevant data for daily reconciliation reports compiled by the SERVICE PROVIDER shall at least cover the following categories for each region;

➢	By beneficiary
➢	By Pay Point
➢ Any other issues that may be specified by the DEPARTMENT from time to time

For the above categories the following must be disclosed:

➢	Amount to be paid
➢	Amount paid
➢	Difference, unclaimed cash
➢	Amount returned
➢	Any other information that may be required by the DEPARTMENT in future

17.1.1.10	The DEPARTMENT may negotiate further report analysis in writing and these must be provided at no additional cost and shall form part of the service level agreement.

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17.1.2	Procedures

17.1.2.1	Transfer of beneficiary’s data (from the DEPARTMENT via SOCPEN to the SERVICE PROVIDER) and database updates:

a)

The DEPARTMENT shall provide the SERVICE PROVIDER with full details of all social grant beneficiaries and procurators within the time limits as per the SOCPEN cut-off schedule. The details required shall be in terms of the agreed linkage specification format.

b)	The DEPARTMENT shall be responsible for correcting errors or inaccuracies that, may occur on the electronic records supplied to the SERVICE PROVIDER.

c)

The PARTIES agree to implement a system that, shall cater for “emergency” stop payments at the Pay Point where the DEPARTMENT could not meet the 2 (two) days cut-off to prevent a procurator from withdrawing the social grant of a deceased beneficiary. This shall always be an instruction from the DEPARTMENT to the SERVICE PROVIDER in writing.

d)	The SERVICE PROVIDER shall provide the DEPARTMENT with a written confirmation about payments stopped within 24 hours after a payment has been stopped.

e)

The DEPARTMENT shall ensure that all information supplied by it and all identification is unambiguous and in such a form as can be utilised by the SERVICE PROVIDER and shall comply with the specifications for such information required by the SERVICE PROVIDER from time to time.

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f)

The DEPARTMENT shall re-supply or furnish to the SERVICE PROVIDER correct information or an update and corrected electronic record of any incorrect information or electronic record which the SERVICE PROVIDER has rejected because such information or electronic record was not materially accurate or contained errors or inaccuracies.

17.1.2.2	Transfer of beneficiary data and/or information (from the SERVICE PROVIDER to the DEPARTMENT and SOCPEN) and database updates.

a)

The SERVICE PROVIDER shall transfer all relevant information received from the DEPARTMENT and captured electronically during the registration of beneficiaries and procurators to the National Department of Social Development’s central system within the time limits as per the SOCPEN cut-off schedule.

b)

The SERVICE PROVIDER shall issue a certificate to the DEPARTMENT once a month certifying that the amounts provided for the payment of grants by the DEPARTMENT have been transferred in full as per clause 3.6 of this Agreement to the accounts of the beneficiaries or returned to the DEPARTMENT as the case may be.

c)

The SERVICE PROVIDER shall, on completion of the processing required for the purposes of this Agreement, confirm to the DEPARTMENT in writing by direct computer link or fax or delivery by no later than 10.00 am on the last business day of the month preceding the month during which payments must be made to beneficiaries that the accounts of all beneficiaries as per SOCPEN payment list have been activated and processed and must reflect the appropriate credit at the start of business on the first (1st ) business of the month in which the credit amount is due for payment.

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d)	At the request of the DEPARTMENT the SERVICE PROVIDER shall make available to the Auditor General and the DEPARTMENT an audited report of all grants paid..

18.	TRUST ACCOUNT

18.1

The DEPARTMENT shall transfer funds to the DEPARTMENT’s “Pension Trust Account” held at the DEPARTMENT’s approved bankers from time to time. The interest earned on the un-utilised balance of funds in this account shall accrue to the DEPARTMENT. Any bank charges and fees incurred on this account shall be for the account of the DEPARTMENT.

18.2

The SERVICE PROVIDER may draw on the “Pension Trust Account” on daily basis for the amounts required according to the cash draw down schedules for each pension payment cycle. The cash draw down schedule should be compiled by the SERVICE PROVIDER according to the SOCPEN Pay File for the month preceeding the current month and signed off by the DEPARTMENT and the SERVICE PROVIDER not later than five working days prior to the commencement of the pension payment cycle.

18.3

The DEPARTMENT shall make funds available to the SERVICE PROVIDER at least forty eight (48) hours (or as mutually agreed between the DEPARTMENT and the SERVICE PROVIDER) prior to payment. The SERVICE PROVIDER shall ensure that all unclaimed amounts for each day shall be re-deposited within ninety six (96) hours after delivery to the SERVICE PROVIDER.

18.4	For beneficiaries utilising the Merchant Acquiring payment solution, the SERVICE PROVIDER shall provide the DEPARTMENT with a payment schedule for the month preceeding the current month not

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later than five (5) working days prior to the commencement of the pension payment cycle. The DEPARTMENT shall make two (2) electronic transfers to the SERVICE PROVIDER’s nominated bank account for the monies required according to the payment schedule. The first transfer shall be made no later than seventy two hours (72) prior to the commencement of the pension payment cycle. The first transfer shall include the first two weeks’ monies required according to the payment schedule. The second transfer shall be made no later than tenth (10th ) pay day of the pension payment cycle for the remaining balance of the monies required according to the payment schedule.

18.5

Liability of trust funds shall pass to the SERVICE PROVIDER when the funds are delivered to and signed for by the SERVICE PROVIDER at its designated cash depots or when the funds are electronically transferred into the SERVICE PROVIDER’s nominated bank account.

19.	DEATH BENEFITS

19.1	Standards

19.1.1

A claimant shall put a claim at a sub-district office in respect of the outstanding payment for the deceased. The claimant shall surrender the smart card previously issued to the deceased pensioner to the DEPARTMENT.

19.1.2	The DEPARTMENT shall capture the relevant data on the SOCPEN system and SOCPEN shall be requested to include payment instructions in the SOCPEN Pay File.

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19.1.3	The social security officer will record the claim and issue a receipt as a proof for the claim.

19.1.4	The SERVICE PROVIDER shall pay the claimant upon producing an official identification document

19.1.5	The SERVICE PROVIDER, during payment, shall take the electronic fingerprints of the claimant for record purposes.

➢

The SERVICE PROVIDER shall provide payment reconciliation report for unclaimed benefits on a monthly basis as part of the monthly reconciliations submitted to the DEPARTMENT in terms of this Agreement.

20.	RECONCILIATION

The SERVICE PROVIDER shall reconcile to SOCPEN monthly according to SOCPEN reconciliation cut off dates.

21.	THE SERVICE PROVIDER’s BLACK ECONOMIC EMPOWERMENT COMMITMENT

In terms of this Agreement the SERVICE PROVIDER undertakes that:

21.1

Where possible and economically feasible, it shall procure the following assets and services when and if necessary from within the province and preferably from previously disadvantaged individual owned service provider:

➢	Vehicles
➢	Stationery
➢	Office Furniture

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➢	Offices / Premises
➢	Recruitment
➢	Construction
➢	Fuel and Maintenance
➢	Security Services (armed guards)

22.	COMMUNITY INVOLVEMENT/SOCIAL RESPONSIBILITY

	a)	The SERVICE PROVIDER shall contribute at least an amount of R 675 000.00 (six hundred and seventy five thousand rands) over a period of nine (9) months to the community development fund.

	b)	The community development fund shall be administered and managed jointly by the SERVICE PROVIDER and the DEPARTMENT.

	c)	The SERVICE PROVIDER shall undertake to empower local pensioner committees in the Province.

23.	HUMAN RESOURCES DEVELOPMENT

	a)	The SERVICE PROVIDER hereby confirms that it has a Human Resource Development strategy to support the objective of this Agreement.

	b)	The SERVICE PROVIDER shall as far as possible recruit local people from the Limpopo Province.

	c)	The SERVICE PROVIDER shall adhere to all relevant statutes including but not limited to:

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i.	Employment Equity Act

ii.	Basic Conditions of employment Act

iii.	Skills Development Act, etc.

24.	CUSTOMER SERVICE

	a)	The SERVICE PROVIDER shall serve and treat beneficiaries and procurators with dignity, appropriate courtesy and the humanity they deserve.

b)

The SERVICE PROVIDER shall avail its frontline staff to be oriented and trained in Batho Pele and customer care by the DEPARTMENT. The cost of the training in the form of venues, stationery, facilities and meals must be pre-approved by the SERVICE PROVIDER and shall be for the SERVICE PROVIDER’s account.

c)

The DEPARTMENT shall provide a help desk facility at each Pay Point. The help desk shall be staffed by DEPARTMENTal officials who will attend to beneficiaries’ problems which are either DEPARTMENTal or the SERVICE PROVIDER related.

	d)	The DEPARTMENT shall provide a toll free number as a communication and query line between the SERVICE PROVIDER and the beneficiaries.

25.	INSURANCE

The SERVICE PROVIDER must provide acceptable proof of insurance cover, including Public Liability, upon the signature date of this Agreement. Any change in insurance cover must be notified to the DEPARTMENT within 24 hours of the change.

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26.	TRANSFER OF RISK

a)

The risk in any monies held by the SERVICE PROVIDER in terms of this Agreement shall pass to the SERVICE PROVIDER when such monies are delivered to and signed for by the SERVICE PROVIDER at its designated cash depots or when the funds are electronically transferred into the SERVICE PROVIDER’s nominated bank account and the risk shall remain with the SERVICE PROVIDER until such time as the monies have been paid to the beneficiary or procurator or have been repaid to the Trust account.

	b)	All monies not paid out shall be deposited into the Trust Account within ninety six (96) hours from the stipulated payment date.

27.1	SUPPORT SERVICES AND BACK-UP

27.1.1

The SERVICE PROVIDER agrees to provide proper and acceptable support services both in respect of equipment maintenance and back- up in terms of vehicles, personnel, computer equipment, extra cash, and extra security.

27.1.2	The SERVICE PROVIDER shall provide all reasonable technical and development skills required for the project.

27.1.3

The SERVICE PROVIDER shall develop the system further and / or implement new procedures, within reasonable time frames as to cater for all reasonable changes which may be required in future provided that details are negotiated and agreed to by the PARTIES in writing.

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27.2	DISASTER RECOVERY PLANS

a)

The SERVICE PROVIDER shall provide and implement disaster recovery plans as far as the pensions payment system is concerned. This will include incidents such as equipment failure, fire, storm, explosion, labour disputes, accidents, lack or failure of transport facilities, cash heist, epidemic, cyclone, floods, droughts, lack or failure of labour, utilities, or supplies, blockage, sanctions.

	b)	The SERVICE PROVIDER shall ensure availability of enough vehicles to undertake the pension payment task unhindered.

28.	INVESTIGATIONS AND QUERIES

28.1

All queries pertaining to beneficiaries that take place at Pay Points, shall be immediately dealt with by the help desk officer in conjunction with the SERVICE PROVIDER’s team leader where necessary. Any unresolved issues shall be reduced in writing by the help desk officer.

28.2

Within the context of the above paragraph, any complaints affecting the pension committee member shall be directed to the DEPARTMENTal help desk officer. Any complaint affecting the DEPARTMENTal help desk officer shall be directed to the DEPARTMENT by the SERVICE PROVIDER.

28.3

All queries of any nature relating to provision of grants in terms of this Agreement, whether such queries are made by beneficiaries. Procurators or various DEPARTMENTs of the Government shall be made in writing to the SERVICE PROVIDER via the DEPARTMENT. The SERVICE PROVIDER shall be obliged to attend to any such queries and give feedback to the DEPARTMENT.at no extra cost to the DEPARTMENT.

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28.4	All queries made by and all information required by the SERVICE PROVIDER in respect of the implementation of this Agreement shall be made to or directed to the Head of the DEPARTMENT.

28.5

Should it be necessary for the DEPARTMENT to intervene on behalf of a beneficiary and / or Procurator who alleges that he / she has been defrauded in the payment of his / her social grant or that his / her grant has been misappropriated in any way, the SERVICE PROVIDER shall at all times co-operate with the DEPARTMENT and provide all necessary information required by the DEPARTMENT for its investigation into the matter.

29.	CONSIDERATION AND PAYMENT OF SERVICE FEES

29.1	The service fees payable for the Services as required in terms of this Agreement are set out in Annexure C.

29.2

The SERVICE PROVIDER accepts that the price adjustments will only become effective from 1 January 2007, if the Completion date is later than 31 December 2006. The following formula will be applied to calculate the price adjustment:

➢	Consumer Price Index (CPIX) applicable to Metropolitan and other urban areas will be according to Statistical release PO141.1 by Statistics South Africa.
➢	The base CPIX index shall be the index for October 2005.
➢	Formula:

TN = [ ( A-C ) x ( D/B ) ] + ( C-A )

TN =	The new price to be calculated
A =	The price as per Annexure C
B =	The base month index being October 2005 (PO 141.1)

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C =	Fixed element of the price being 15 % of the price as per Annexure C
D =	The new index for October from October 2006 onwards

29.3	The service fee invoices shall be presented to the DEPARTMENT together with all the payment reconciliation with the SOCPEN report by the second working day after each monthly payment cycle.

29.4

The DEPARTMENT shall verify and pay the said service fee invoices not later than five (5) business days after receipt of the invoice by the DEPARTMENT. Any issues preventing the DEPARTMENT from certifying the service charges as due and payable must be resolved within the same period.

29.5

All payments by the DEPARTMENT to the SERVICE PROVIDER in terms of this Agreement shall be made without deductions or set off, of any kind and shall be paid free of exchange, bank costs and other changes. The principle of set-off shall apply exclusively in the case of previous over-payments of any kind as well as where the SERVICE PROVIDER has failed to refund any amounts not claimed by beneficiaries.

29.6

All payments due by the DEPARTMENT to the SERVICE PROVIDER in terms of this Agreement shall be made electronically into the SERVICE PROVIDER’s bank account as certified by the SERVICE PROVIDER’s Executive Director duly authorised by the Board.

30.	PENALTIES

Interest at prime rate shall be payable by either party for each day in default in respect of service fees or unclaimed benefits refunded outside the specified time period.

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31.	VARIATION OF INSTRUCTIONS BY THE DEPARTMENT

31.1	The DEPARTMENT may vary any information given to the SERVICE PROVIDER and may revoke any instruction to pay benefits to any beneficiary as it deems necessary from time to time.

31.2

The SERVICE PROVIDER shall only be obliged to implement any variation or revoke if it has received notice in writing of such variation or revoke. The SERVICE PROVIDER shall only be obliged to implement any variation or revoke within two (2) business days from the date upon which such variation or revoke has been received by the SERVICE PROVIDER and that such variation or revoke is recorded.

32.	PROCURATORS

32.1

The DEPARTMENT must approve the nomination of a Procurator for any beneficiary who is unable to personally collect his / her grant in terms of this Agreement, provided that such nominated Procurator is not an employee of the SERVICE PROVIDER or Social Security Chief Directorate (unless authorised by the Head of DEPARTMENT).

32.2	Should the DEPARTMENT approve the appointment of a Procurator such Procurator shall only be registered if accompanied by the beneficiary.

32.3

The SERVICE PROVIDER shall not register and process payment to any Procurator who is not registered with SOCPEN by the DEPARTMENT. If the beneficiary so wishes to personally collect the grant he / she should be allowed to do so.

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32.4

Once the Procurator is registered with SOCPEN and by the SERVICE PROVIDER the Procurator shall be entitled to withdraw the beneficiary’s grant for and on behalf of the beneficiary. Nothing shall preclude the beneficiary from also being personally enrolled by the SERVICE PROVIDER and if both the beneficiary and the Procurator are so enrolled the SERVICE PROVIDER shall be obliged to pay the grant due, from time to time, to the beneficiary or whichever one of them first presents themselves to withdraw the grant due to the beneficiary at that time.

32.5

All obligations of the SERVICE PROVIDER to pay a grant to a beneficiary shall be discharged when that beneficiary’s Procurator withdraws the grant in accordance with the provisions of this Agreement. Neither the beneficiary nor the DEPARTMENT shall have any claim whatsoever against the SERVICE PROVIDER in respect of a payment made by the SERVICE PROVIDER to a registered Procurator. The SERVICE PROVIDER shall not demand that the beneficiary personally receives a grant when a Procurator is duly appointed unless authorised by the DEPARTMENT.

32.6

The appointment of a temporary power of attorney in terms of Regulation 17(3) and (4) of the Act shall entitle the holder of such power of attorney to withdraw the beneficiary’s grant for and on behalf of the beneficiary but subject to the following;

32.6.1	The SERVICE PROVIDER shall pay a temporary power of attorney holder on the presentation of an official form subject to identification by the help desk officials, and

32.6.2

The official form shall be in triplicate with a copy to the SERVICE PROVIDER and a copy for the DEPARTMENT’s help desk. Any fraud that could be associated to these or any other manual payments shall be for the account of the DEPARTMENT.

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33.	MANAGEMENT REPORTS

The SERVICE PROVIDER shall provide the DEPARTMENT with the following reports as a minimum:

33.1	Detailed monthly payments report indicating paid and unpaid beneficiaries per district, sub-district, and Pay Point with the following fields: identity number, name, grant type and amount

33.2	Large amounts report three days before commencement of the pay cycle

33.3	Provincial reconciliation report specifying total number paid and unpaid per grant type and the amounts

33.4	Enrolment / registration report specifying beneficiaries and Procurators registered per month, district, sub-district, and Pay Point and reconciled to SOCPEN database

33.5	Pay Point listing report. The report should have the following information:

➢	Pay Point number
➢	Name of Pay Point
➢	Number of beneficiaries
➢	Name of district and sub-district

34.	SUPPORT

The PARTIES undertake to support each other in terms of rendering service during the subsistence of this Agreement.

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35.	COPYRIGHT AND PROPRIETARY RIGHTS

35.1

The copyright and all proprietary rights in and relating to the Biometric Identification and Verification Software and Procedures used by the SERVICE PROVIDER in terms of this Agreement shall remain the property of the SERVICE PROVIDER but will be deposited with a mutually acceptable independent party according to the Escrow principles for the benefit of the DEPARTMENT. A copy of the Biometric Identification and Verification Software and Procedures that is used to verify a beneficiary or a Procurator shall be made available to the DEPARTMENT at the end of the contract, in the state that it will be in at that time. All changes the DEPARTMENT requires to the Biometric Identification and Verification Software and Procedures must be effected, if possible, before the next payment cycle and the DEPARTMENT shall have the right to audit any changes made.

35.2

In case there is a requirement from the SERVICE PROVIDER to amend the Biometric Identification and Verification Software and Procedures without being requested by the DEPARTMENT, the SERVICE PROVIDER shall inform the DEPARTMENT of such changes and update the Escrow depository accordingly in writing. These changes shall form part of the monthly management reporting.

35.3	All data collected during the contract period, associated with the required services, shall remain the property of the DEPARTMENT.

35.4	The SERVICE PROVIDER shall ensure that the DEPARTMENT has access and is able to utilise data even after the termination of the contract.

35.5

If, during the term of this Agreement and as a result of the provision of the Services provided in terms of this Agreement, the PARTIES jointly develop any computer software, operational system or other intellectual property, then the copyright and any other proprietary

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rights to such property must vest in the SERVICE PROVIDER and should be regarded as part of systems maintenance and should be undertaken at no cost to the DEPARTMENT.

35.6

Should the SERVICE PROVIDER wish to use the intellectual property, if any, which vests in the DEPARTMENT otherwise than for the Services undertaken by the SERVICE PROVIDER in terms of this Agreement, or grant the use of such property to a third party then the Service Provider must only do so with the written consent of the DEPARTMENT and upon the terms and conditions acceptable to the DEPARTMENT.

36.	AUDITING

36.1

The SERVICE PROVIDER shall arrange for regular audits by both internal and external auditors. The DEPARTMENT shal be provided with the opportunity to request, within reason, specific issues to be audited and shall have access to the audit reports.

36.2	The SERVICE PROVIDER shall comply with the Companies Act and the South African Generally Accepted Accounting Standards.

37.	PARTIES NOT AFFECTED BY WAIVER OF BREACHES ETC.

Any waiver whether express, tacit or implied by either party of any term or condition of this Agreement shall not be binding on the other party unless it is reduced to writing and signed by both PARTIES.

38.	VARIATIONS

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No variations, modification or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any event be of any force or effect unless confirmed in writing and signed by the PARTIES; and then such variation, modification, waiver of consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given. No addition to, variation or consensual cancellation shall be of any force or effect unless in writing and signed by or on behalf of the PARTIES.

39.	GENERAL PROVISIONS

39.1	All actions in the implementation and performance of this Agreement will conform with good management principles and good co-operative governance.

39.2

This Agreement constitutes the sole record of this Agreement between the PARTIES. No party must be bound by any express or implied term, representations, warranty, promises or the like not recorded herein.

39.3

No indulgence which either party may grant the other party shall constitute a waiver of any rights of the grantor who shall not hereby be precluded from exercising any rights against the grantee which may have arisen in the past or which may arise in the future.

40.	SECRECY AND INFORMATION

Either party shall cause its directors, employees, agents and servants to hold in confidence all information received from the other party in respect of all information except as it –

40.1	Was known to the first party or the public generally prior to the date it was received from the other party; or

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40.2	Becomes known to the public generally subsequent to the date it was received from the other party through no act or failure to act on the part of the first party; or

40.3	Is received by the first party from an independent third party who did not receive the information directly or indirectly from the other party; or

40.4	Is the subject of a request from any statutory authority or court order; or

40.5	Is determined to the contrary by the Promotion of Access to Information Act (Act 2 of 2000).

40.6	The SERVICE PROVIDER shall avail for vetting by the DEPARTMENT any of its directors or employees or agents whom the DEPARTMENT may deem it necessary.

At the expiry or termination of this Agreement, the SERVICE PROVIDER shall cause all information in whatever form which is at its disposal and which is related to the provision of Services in terms of this Agreement, to be transferred to the DEPARTMENT.

41.	COMMUNICATION

41.1	The DEPARTMENT retains ultimate responsibility for communicating with the public, including the media, on all matters pertaining to the disbursement of grants in the province

41.2	The SERVICE PROVIDER shall communicate with the DEPARTMENT through the following channels:

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41.2.1	At district level through the district officer;

41.2.2	At provincial level through the Contract Manager;

41.2.3	Any communication between the SERVICE PROVIDER and the public (beneficiaries) shall be done in agreement with the DEPARTMENT;

41.2.4	The SERVICE PROVIDER shall under no circumstances give or purport or imply to be giving information to the public on behalf of the DEPARTMENT;

41.2.5

The SERVICE PROVIDER shall prepare six (6) months payout programmes in consultation with the DEPARTMENT, three (3) months before the commencement of the six (6) months period, and the DEPARTMENT shall have the final ratification authority;

41.2.6	The SERVICE PROVIDER shall come up with a communication strategy to inform beneficiaries about the pay-out programmes three (3) months in advance;

41.2.7

The DEPARTMENT shall be responsible for publishing and disseminating information concerning the Pay Days and Pay Times for each Pay Point and must use its best endeavours to notify beneficiaries of any changes thereto.

42.	VIS MAIOR OR SUPERVENING IMPOSSIBILITY

42.1

To the extent that, and for so long as either of the PARTIES (hereinafter referred to as ”the affected party”) are rendered unable wholly or in part, to carry out any of its obligations under this Agreement, by reason of any contingency beyond its reasonable control, then subject to this clause the affected party shall be released from the relevant obligation and shall incur no liability therefore during the continuance of the said contingency. Those obligations not affected by the said contingency shall remain in force. So far as the fault of either party is not the cause thereof, such contingency may be deemed to include, but shall not be limited to natural fire, fire, storm, explosion, accidents, earthquake, earth

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tremor, epidemic, cyclone, volcano, floods, droughts, Acts of God, blockage, sanctions, civil war, subsequent legislation making performance illegal.

42.2

Should such contingency arise, the affected party must as soon as reasonably possible notify and meet the other party to determine the estimated duration and extent of the disturbing circumstances with sufficient particulars to enable the PARTIES to assess the possibility of obtaining performance by another means not affected by the event of the vis maior or supervening impossibility. The PARTIES shall use its best efforts to remove the disturbance with the least possible delay so that their obligations can again be fulfilled as soon as reasonably possible in manner provided for in this Agreement.

42.3

Should the vis maior or supervening impossibility last more than thirty (30) days from the date of receipt of notification by the other party, that other party shall be entitled to terminate this Agreement by giving not less than thirty (30) days written notice to the affected party. The DEPARTMENT shall be entitled to use the services of other parties during such period. It is agreed that where the vis maior or supervening impossibility affects the resources and service needs of the DEPARTMENT in such a way that a reduction in service is not the fault of the SERVICE PROVIDER, the DEPARTMENT agrees to pay the SERVICE PROVIDER monthly fees/service levy for the reduced Services until re-established, on the basis of the average of the previous three (3) months’ fees/service levy.

43.	CESSION

The SERVICE PROVIDER may with the prior written consent of the DEPARTMENT transfer or assign its rights and obligations under this Agreement with the prior written consent of the DEPARTMENT. The SERVICE PROVIDER will notify the DEPARTMENT as soon as it is legally

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aware or as soon as restraints of confidentiality allow, of any proposed change in its shareholding or that of any subsidiary in which it has a controlling interest and to which the contract has been ceded.

44.	DOMICILIA

The PARTIES choose domicilium citandi et executandi for the purpose of this Agreement as follows:

The DEPARTMENT at:

Health and Social Development Building, 18 College Street, Polokwane.

The SERVICE PROVIDER at:
19 A Schoeman Street, Polokwane

Either party must be entitled to change the domicilium citandi et excutandi chosen by it giving to the other party thirty (30) days’ notice of such change of address. Provided that this new address is not a post office or post restante.

Any notice given and any payment made by either party to the other (“the addressee”) that:

  is delivered by hand during normal business hours of the addressee at the addressee’s domicilium for the time being must be presumed, until the contrary is proved by the addressee, to have been received by the addressee at the time of delivery.

  if posted by prepaid registered post to the addressee at the addressee’s domicilium for the time being must be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the seventh day after the date of posting.

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THUS DONE AND SIGNED AT POLOKWANE ON

THIS 31st DAY OF March 2006

/s/ Mr. Moffat Mogane	…31/3/2006….
MR. MOFFAT MOGANE	DATE
(FOR THE DEPARTMENT)

WITNESS :…………………….

/s/ Dr. Serge Belamant……	…31/03/2006….
DR. SERGE BELAMANT	DATE
(FOR THE SERVICE PROVIDER)

WITNESS :…………………….

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